                                                                  EXHIBIT 10.V.1


                               THIRD AMENDMENT TO
                              AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              AGUAYTIA ENERGY, LLC


                 This THIRD AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF AGUAYTIA ENERGY, LLC (this "Amendment") is made and entered into as of May 10, 1996, by and among The Maple Gas Development Corporation, a Cayman Islands limited liability company ("Maple"), P.I.D.C. Aguaytia, L.L.C., a Delaware limited liability company ("PanEnergy"), EPED Aguaytia Company, a Cayman Islands company ("El Paso"), IGC Aguaytia Partners, L.L.C.,a Cayman Islands limited liability company ("Illinova"), Scudder Latin American Power I-P, L.D.C., a Cayman Islands limited duration company ("Scudder"), and PMDC Aguaytia, Ltd., a Cayman Islands limited life company ("PMDC"). In addition, Aguaytia Energy, LLC, a Delaware limited liability company (the "Company"), Peru Energy Holdings, LLC, a Delaware limited liability company ("Peru Energy"), and Aguaytia Energy del Peru S.R. Ltda., a Peruvian sociedad comercial de responsibilidad limitada (the "Limitada"), join herein for the limited purposes set forth in Section 9(g) below.

                                    RECITALS

                 Effective as of November 30, 1995, The Maple Gas Corporation del Peru Ltd., a British Virgin Islands corporation (the "Original Maple Member"), The Maple Gas Corporation, a Delaware corporation, PanEnergy, El Paso, Illinova, Scudder and PMDC entered into that certain Amended and Restated Limited Liability Company Agreement of Aguaytia Energy, LLC (such agreement, as amended and together with all attachments and exhibits thereto, being herein referred to as the "LLC Agreement"), pursuant to which such parties formed the Company.

                 Maple, as the successor to the interests of the Original Maple Member in and to the Company, PanEnergy, El Paso, Illinova, Scudder and PMDC desire to amend the LLC Agreement as herein provided.

                                   AGREEMENT

                 NOW, THEREFORE, for and in consideration of the mutual covenants, rights and obligations set forth herein, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and the sufficiency of which each party hereto acknowledges and confesses, the parties hereto agree as follows:

                 1. Definitions. Any capitalized term used herein but not defined shall have the meaning given such term in the LLC Agreement.

                 2. Agreement Regarding Certain Capital Contributions to be Made Prior to Closing. The Members hereby agree to amend Section 4.1 of the LLC Agreement by inserting the following paragraph as a new paragraph (c) and relettering the existing paragraphs (c) and (d) of Section 4.1 as paragraphs (d) and (e), respectively (and any references in the Agreement to Section 4.1(c) or (d) or to Exhibit 4.1(d) shall be amended to constitute references to
Section 4.1(d) or (e) or to Exhibit 4.1(e), as applicable):

                          (c) In order to facilitate the qualification of the Limitada under the Organic Hydrocarbons Law of Peru, the Members agree to take such actions and execute such documents and instruments as may be reasonably necessary to give effect to the following agreements:

                                  (i)      On the first Business Day following
                          the date on which the condition referenced in Section 4.4(j)(vii) has been satisfied and without increasing the Commitment of any Cash Member, each Cash Member agrees to make a cash Capital Contribution (as to each Cash Member, its "Special Contribution") to the Company in the amount set forth below, which Special Contribution shall be made directly to the Limitada but shall be deemed to have been contributed by the Cash Member to the Company and then by the Company to the Limitada.



                                 Cash Member       Amount Of Special Contribution
                                 -----------       ------------------------------
                                 PanEnergy              $  8,118,577.62
                                 El Paso                   8,118,577.62
                                 Illinova                  4,213,773.75
                                 Scudder                   5,335,297.26
                                 PMDC                      4,213,773.75
                                                        ---------------
                                     Total              $ 30,000,000.00


                                  (ii)     The Special Contributions of the
                          Cash Members shall be deposited directly into an account (the "Special Account") established in the name of the Limitada with Citibank N.A, New York Branch (the "Bank"), and the Bank shall hold such funds pursuant to an Escrow Agreement in the form attached hereto as Exhibit 4.1(c)-1 to be entered into among the Cash Members, the Limitada and the Bank (the "Escrow Agreement"). Concurrently with the execution of the Escrow Agreement, the Members agree to take such actions as may be necessary cause the partners of the Limitada to approve and adopt resolutions in the form attached hereto as Exhibit 4.1(c)-2.

                                  (iii)    The funds on deposit in the Special
                          Account may not be used by the Members, the Company or the Limitada for any purpose (except that such funds may be invested as provided in the Escrow Agreement) and may only be withdrawn from, or transferred out of, the Special Account under the circumstance described in clauses (vi), (vii), (viii) and (ix) below. Each Cash member agrees not to exercise its right under the Escrow Agreement to withdraw any funds from, or transfer any funds out of, the Special Account unless it has the right to do so pursuant to the terms of this Section 4.1(c).
                          With respect to the funds deposited by a Cash Member in the Special Account, any interest earned thereon prior to the transfer or withdrawal by such Cash Member of such funds from the Special Account shall, upon the transfer out of the Special Account pursuant to clause (vi) or (vii) below, be deemed to have been contributed by such Cash Member to the Company and then by the Company to the Limitada. Each Cash Member agrees to reimburse the Limitada for the amount of Peruvian income taxes, if any, payable by the Limitada as a result of the receipt by the Limitada of such interest, which reimbursement payment shall be made within 10 Business Days following the receipt by such Cash




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                          Member of an invoice from the Limitada that sets
                          forth the amount of tax owed by the Limitada and a reasonably detailed calculation thereof (which invoice shall be sent by the Limitada no sooner than the 30th Business Day prior to the due date for such taxes). Such reimbursement payment shall not result in any adjustment to the Capital Account of such Cash Members.

                                  (iv)    Pursuant to the terms of the Escrow
                          Agreement, immediately following the deposit of the Special Contributions with the Bank, the Bank is obligated to cause the Special Contributions to be wire transferred to a new account established in the name of the Limitada at the Bank's branch in Lima, Peru, where it will be held for an agreed period of time and then automatically wire transferred back to the Special Account. Immediately following the wire transfer by the Bank of such funds to its branch in Lima, the Limitada shall cause such funds to be registered with the Comision Nacional de Inversiones y Tecnologia Extranjera (CONITE) as equity capital of the Limitada and shall secure an audited balance sheet from Price Waterhouse reflecting that the Limitada has, as of the date of such balance sheet, equity capital in an amount equal to the local currency equivalent of at least $30,000,000.

                                  (v)     Once the events described in clause
                          (iv) immediately above have occurred, the Limitada shall immediately present proof of the registration of such equity capital and a copy of such balance sheet to Perupetro S.A. as evidence that the Limitada is "financially" qualified to hold an interest in the License under the Organic Hydrocarbons Law of Peru.

                                  (vi)    If at any time during the period
                          between the second Business Day prior to Closing and the Closing Date (A) all of the conditions to Closing set forth in Section 4.4 have been satisfied or waived (it being agreed that an unwaived condition that has not been satisfied will be deemed to have been satisfied for purposes of this sentence if the only reason for the non-satisfaction of such condition is the occurrence of events that will, in the reasonable opinion of the Management Committee (which determination shall be made without regard to vote of the Representative appointed by Maple), take place on the scheduled date for Closing) and (B) the Limitada needs funds in order to provide the cash collateral that will be required in order to produce on the Closing Date the bank guaranty required under
                          Section 3.2 of the License, as amended, each Cash Member agrees to immediately cause its pro rata portion of the required funds to be transferred out of the Special Account and wire transferred by the Bank to the Limitada's account (the "Bank Guaranty Account") at the bank in Lima that will be issuing the bank guaranty. If a Cash Member fails to cause any such amounts to be so transferred, it shall be deemed to be in default of its obligation to make a Capital Contribution of an equivalent amount. Regardless of whether a Cash Member complies with its obligation to cause such amounts to be so transferred, no adjustment shall be made to its Capital Account as a result thereof. The Members agree that the funds on deposit in the Bank Guaranty Account may not be used for any purpose prior to Closing other than the collateralization of the bank guaranty. If for any reason Closing does not occur within three Business Days following the date on which the Cash Members first became obligated to cause such funds to be transferred to the Bank Guaranty Account, the Limitada shall immediately wire transfer such funds back to the Special Account and such funds shall be held by the Bank pursuant to the terms of the Escrow Agreement. With respect to the funds on deposit in the Bank Guaranty Account, any interest earned




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                          thereon shall be deemed to have been contributed by
                          the Cash Members, on a pro rata basis, to the Company and then by the Company to the Limitada. The Cash Members, on a pro rata basis, agree to reimburse the Limitada for the amount of Peruvian income taxes, if any, payable by the Limitada as a result of the receipt by the Limitada of such interest, which reimbursement payment shall be made within 10 Business Days following the receipt by the Cash Members of an invoice from the Limitada that sets forth the amount of tax owed by the Limitada and a reasonably detailed calculation thereof (which invoice shall be sent by the Limitada no sooner than the 30th Business Day prior to the due date for such taxes). Such reimbursement payments shall not result in any adjustments to the Capital Accounts of the Cash Members.

                                  (vii)   Without in any way increasing the
                          Commitments of the Cash Members, the Members agree that the Management Committee shall prepare and issue (A) the notice required by Section 4.3(a) setting forth the amount of each Cash Member's
                          Closing Date Capital Contribution and (B) Requests for Capital Contributions pursuant to Section 4.3(b), in each case as if the amount of any funds remaining on deposit in the Special Account after giving effect to the transactions contemplated by clause (vi) preceding had not already been contributed by the Cash Members to the Company. Each Cash Member agrees that the Closing Date Capital Contribution required to be made by such Cash Member pursuant to Section 4.3(a) and any subsequent Capital Contributions required to be made by such Cash Member pursuant to
                          Section 4.3(b) shall be satisfied (1) first by such Member causing the required funds to be transferred out of the Special Account and wire transferred by the Bank to the general operating account of the Limitada (the "General Limitada Account") prior to the due date for the applicable Capital Contribution and (2) then by the making of cash Capital Contributions to the Company as required by the terms of this Agreement. If a Cash Member fails to cause any such Special Account funds to be transferred to the General Limitada Account as required pursuant to this clause (vii), such Cash Member shall be deemed to be in default of its obligation to make a Capital Contribution of an equivalent amount. Regardless of whether a Cash Member complies with its obligation to cause any such amounts to be so transferred, no adjustment shall be made to its Capital Account as a result thereof.

                                  (viii)  If (A) the condition to Closing set
                          forth in Section 4.4(k) has been satisfied, (B) a Supreme Decree relating thereto and signed by the President of Peru and the Ministers of Economy and Finance and Energy and Mines has been issued, published in the Official Gazette, "El Peruano", and is in full force and effect, (C) the Management Committee has voted to cause the Limitada to execute the License, as amended, or any preliminary form thereof (a "Minuta"), and to provide the bank guaranty required under Section 3.2 thereof (it being agreed by the Members that, without the prior consent of all Members, no such vote shall be taken unless at least 1O Days' prior written notice of such Management Committee meeting has been delivered to the Representatives in accordance with the notice provisions applicable to special meetings of the Management Committee as specified in Section 6.1(d)) and (D) TCW Asset Management Co. will not be ready, willing and able to make the initial funding under the loan documents for the TCW Financing concurrently with the execution of the License (it being agreed that the determination set forth in this clause (D) shall be made without regard to the effect that the exercise by a Cash Member of its rights under this clause (viii) may have thereon), each Cash Member that voted against causing the Limitada to execute the License under such circumstances shall have the right, exercisable immediately following the vote referred




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
                          to in clause (C) above, to resign from the Company
                          (it being agreed that in order to exercise such right, a Cash Member must do so prior to the conclusion of the Management Committee meeting at which the vote referred to in clause (C) above was considered, and that the failure to exercise such right prior to such time shall be deemed to constitute a waiver of the right to exercise such right). In connection with the vote referred to in clause (C) of the immediately preceding sentence, the Members agree that a Representative may, at the time that it casts its vote, reserve the right to change its vote if any Cash Member exercises its right to resign from the Company as provided above. If a Cash Member exercises its right to resign, a Member that reserved the right to change its vote must do so immediately following the exercise by such resigning Cash Member of such resignation right; and if a Member so changes its vote and the effect thereof is to reverse the outcome of the vote referred to in clause (C) above, the prior vote of the Management Committee referred to in clause (C) above and the prior exercise by any Cash Member of a right to resign shall be deemed to have been automatically rescinded. In the event any Cash Member exercises its right to resign and such resignation is not rescinded, the Members agree that the resigning Cash Member shall be entitled to withdraw from the Special Account any funds over which it has control pursuant to the terms of the Escrow Agreement and that the Limitada shall not execute the License, as amended, or any Minuta, or provide the bank guaranty required thereunder, until all resigning Cash Members have withdrawn such funds. The funds withdrawn by such resigning Cash Member shall be deemed to have been advanced by the Limitada to the Company (which advance shall not bear interest and shall be repayable on demand by the Limitada) and distributed by the Company to such Cash Member.
                          In connection with such resignation, such Cash Member shall not have any rights under Section 18-604 of the Act. Any such resignation shall be effective immediately following the conclusion of the Management Committee meeting at which the resigning Member exercised its right to resign. Subject to the terms of the following sentence and concurrently with the effectiveness of any such resignation, the Company Interest of the resigning Member shall terminate and shall cease to exist. It is further agreed that in the event any Cash Member exercises its right to resign under this clause (viii) at any time after May 30, 1996, and such resignation is not rescinded, provided that such Cash Member indicates his desire to do so at the time that it exercises its right to resign, such Cash Member may put its Company Interest to Maple in exchange for the payment by Maple to such Member of all Advanced Amounts paid by such Member to the Company through the date of such resignation. Within 10 days following such resignation, such Cash Member shall execute and deliver to Maple an assignment of its Company
                          Interest (the form of which shall be consistent with the form of assignment contemplated by Section
                          4.6(a)) and Maple shall pay such Cash Member such Advanced Amounts.

                                  (ix)    If Closing has not occurred on or
                          before June 30, 1996, each Cash Member shall have the right, exercisable by the delivery of written notice to every other Member at any time following such date, to withdraw from the Special Account any funds over which it has control pursuant to the terms of the Escrow Agreement. The funds withdrawn by such Cash Member shall be deemed to have been advanced by the Limitada to the Company (which advance shall not bear interest and shall be repayable on demand by the Limitada) and distributed by the Company to such Cash Member.

                 3. AGREEMENT REGARDING BANK GUARANTY. The Members acknowledge that Section 3.2 of the License requires that the Limitada post a bank guaranty in support of its obligations to complete the




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
"minimum work program" required under the License. With respect to the collateral that is required to be provided in order to cause the issuing bank to issue such guaranty, the Members agree as follows:

                          (a) Maple shall be responsible for providing collateral that is satisfactory to the issuing bank and which constitutes a percentage of the total collateral (from a dollar value standpoint as determined by the issuing bank) required to be provided that is equal to Maple's initial Sharing Ratio (i.e., the Sharing Ratio of Maple based on the 20,000 Units issued to it pursuant to the first sentence of
                 Section 4.1(a)), as adjusted to give effect to the purchase by the Cash Members of additional Units as provided in Section 4 below; and

                          (b) the remaining collateral required to be provided shall be provided by the Limitada out of the funds made available to it by the Company as a result of the Special Contributions of the Cash Members (it being agreed that as such cash collateral is released from the guaranty pursuant to the terms of the License, as amended, such funds shall be held by the Limitada and used to satisfy capital costs contemplated by the Budget).

The Members further agree that the documentation to be entered into between the issuing bank, Maple and the Limitada shall require that (i) with respect to any releases of collateral that are attributable to reduction in the amount of the bank guaranty pursuant to the terms of the License, the benefit of such release of collateral shall be enjoyed by Maple and the Limitada in the same ratio that such entities provided collateral in support of the bank guaranty and (ii) in connection with any realization by the issuing bank on the collateral securing the bank guaranty, the issuing bank shall proceed against the collateral provided by Maple and the Limitada on a pro rata basis according to the ratio referred to in clause (i) immediately preceding. To the extent the issuing bank is not willing to agree upon the restriction described in clause (ii) immediately preceding, the Members agree to enter into such other arrangements as may be necessary to achieve the result intended by such clause (ii).

                 4. AGREEMENT REGARDING COMMITMENTS OF CASH MEMBERS. The Members acknowledge and agree that the total amount of the capital costs for the Project that are reflected in the Capital Budget constituting a part of
Exhibit 2.8(b) attached hereto is $249,967,000 and $22,813,000 of additional financing is required in order to fund said Capital Budget, as detailed in the Variance Analysis included as a part of Exhibit 2.8(b) attached hereto (such amount being referred to herein as the "Overrun Amount"). If as of the Closing Date the equity commitments of the Cash Members and the commitments provided in connection with the TCW Financing or any other financing secured by the Company or the Limitada (provided that the terms of any such other financing are reasonably acceptable to the Management Committee) are not sufficient to fully fund the Overrun Amount (the amount of such deficiency being herein referred to as the "Deficiency Amount"), the Cash Members hereby agree, immediately following the Closing, to purchase, on a pro rata basis, additional Units from the Company at a price of $1,000 per Unit, to the extent necessary to fund the Deficiency Amount. In the event that the Cash Members become obligated to purchase additional Units pursuant to this Section 4, the Company shall be deemed to have immediately issued to each Cash Member the number of Units that such Cash Member is obligated to purchase pursuant to this Section 4 and the Commitment of each Cash Member shall be increased by an amount equal to the total purchase price to be paid by such Cash Member for such Units; provided, however, that to the extent Scudder is unable to purchase any such Units due to the fact that its Commitment would exceed $25,000,000, such excess Units shall be purchased by the other Cash Members on a pro rata basis. The Members agree that the Units to be purchased by the Cash Members, if any, pursuant to this
Section 4 shall not be subject to the option granted to Maple pursuant to
Section 3.2 of the LLC Agreement and that, notwithstanding anything to the contrary contained in the LLC Agreement, the maximum number of Units of each Cash Member subject to the such option shall





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
be as specified on Exhibit A. For illustrative purposes only and without creating any obligations on the Members or the Company, if the Deficiency Amount equals the full Overrun Amount, the number of Units that would be purchased by each Cash Member and the resulting Commitment and ownership interest of each Member is set forth on Schedule 4 hereto.

                 5.       AMENDMENT OF SECTION 4.4(r). The Members agree that
Section 4.4(r) of the LLC Agreement is hereby amended and restated in its entirety as follows:

                          (r) the capital costs that are, as of the Closing Date, reasonably expected to be incurred in connection with the Project shall not exceed by more than $5,000,000 an amount equal to the sum of (i) $249,967,000 as shown on Exhibit 2.8(b) and (ii) any increases in the "Contract Price" under any of the EPC Agreements that are attributable to (A) the failure of the "Commencement Date" under any of the EPC Agreements to occur prior to July 1, 1996, or (B) the exercise by the Company of any options for additional work provided for under the EPC Agreements.

                 6. AMENDMENT AND REPLACEMENT OF EXHIBITS 2.8(b), 4.1(b) AND 4.4(k). The Members hereby agree that the Capital Budget attached to the LLC Agreement as a part of Exhibit 2.8(b) thereto and Exhibits 4.1(b) and 4.4(k) to the LLC Agreement are hereby deleted and replaced in their entirety with the forms of the Capital Budget and Exhibits 4.1(b) and 4.4(k) attached to this Amendment.

                 7. ADDITIONAL AMENDMENTS OF LLC AGREEMENT. The Members agree that the LLC Agreement shall be further amended as follows:

                          (a) The first sentence of Section 3.2 of the LLC Agreement is hereby amended by deleting the phrase "the quotient obtained by dividing $149,333,000 by the total number of Units that are Outstanding on the Closing Date and owned by the Cash Members" and replacing it with the phrase "$1,000 per Unit."

                          (b)     The first clause of the first sentence of
                 Section 3.4 of the LLC Agreement is hereby deleted and replaced with the following clause:

                          Except as provided in Section 3.1(a) with respect to the Organizational Member and in Section 4.1(c), a Member does not have the right to Resign;

                          (c) The first sentence of Section 4.6(b) of the LLC Agreement is hereby amended by (i) the deletion of the phrase "the date that is six months following the date of this Agreement" and the replacement thereof with the phrase "June 30, 1996" and (ii) the insertion of the phrase "provided that such right is exercised on or before the Closing Date" immediately following the first comma that appears in such sentence.

                          (d) Section 10.1(a) of the LLC Agreement is hereby deleted and replaced with the following:

                                  (a)      a Member shall dissolve, Resign in
                          violation of this Agreement or become a Bankrupt Member; or




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
                          (e) Attachment I is hereby amended to add thereto the following defined terms:

                                  Bank - Section 4.1(c).

                                  General Limitada Account - Section 4.1(c).

                                  Escrow Agreement - Section 4.1(c).

                                  Special Contributions - Section 4.1(c).

                                  Special Account - Section 4.1(c).

                          (f) All references in the LLC Agreement to (i) the term "Panhandle" are hereby deleted and replaced with the term "PanEnergy" and (ii) the phrase "El Paso Energy Development Company" are hereby deleted and replaced with the phrase "El Paso Energy International Company."

                 8. REPRESENTATIONS AND WARRANTIES. (a) Each Member hereby represents and warrants to the Company and each other Member that:

                          (i) It is a duly organized, validly existing entity of the type described in the introduction to this Amendment and is in good standing under the laws of the jurisdiction of its formation. It has all requisite power and authority to enter into and to perform its obligations under this Amendment.

                          (ii) Its execution, delivery, and performance of this Amendment have been duly authorized, and do not and will not (A) violate any law, rule, regulation, order, or decree applicable to it, (B) violate its organizational documents or
                 (C) contravene or constitute a default or breach under any instrument, indenture, agreement or other obligation to which it or one of its Affiliates is a party or by which it or such Affiliate is bound.

                          (iii) This Amendment is a legal and binding obligation of that Member, enforceable against that Member in accordance with its terms, except to the extent enforceability is modified by bankruptcy, reorganization and other similar laws affecting the rights of creditors generally and by general principles of equity.

                 (b) Maple hereby represents and warrants to the Company and each other Member that, to the best of its knowledge and as of the date of this Amendment, the Limitada is not a party to any contracts or agreements other than those described on Schedule 8(b) attached hereto, and except for the matter described in Exhibit 14.15(a)(iv) to the LLC Agreement, there are no pending or threatened lawsuits, claims, proceedings or investigations involving the Limitada.

                 9.       MISCELLANEOUS

                          (a) Except to the extent amended by the terms of this
                 Amendment, the LLC Agreement is hereby ratified and confirmed and, as hereby amended, shall remain in full force and effect in accordance with its terms, conditions and provisions.

                          (b) This Amendment may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

                          (c) In connection with this Amendment and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Amendment.

                          (d) This Amendment has been drafted and executed in English, and the English version shall prevail over any translations.

                          (e) The Representative of each Member joins herein for the purpose of evidencing its adoption, execution and agreement to the terms of this Amendment as required by
                 Section 14.5 of the LLC Agreement.

                          (f) All references herein to dollars ($) shall mean dollars of the United States of America.

                          (g) The Company and Peru Energy join herein in their capacity as the sole partners of the Limitada for the sole purpose of approving the making by the Limitada of the advances contemplated by Sections 4.1(c)(viii) and (ix) of the LLC Agreement. In addition, the Limitada joins herein for the sole purpose of agreeing to make the advances referred to in the immediately preceding sentence under the circumstances contemplated by the referenced Sections of the LLC Agreement.

                          (h) The Representatives, by their signatures below, hereby approve on behalf of the Management Committee the taking by each of the Company, Peru Energy and the Limitada of (i) the actions expressly contemplated hereunder as being taken by such entity and (ii) such other actions as may be reasonable necessary to give legal effect to such actions.

                 IN WITNESS WHEREOF, the Members and their respective Representatives have executed this Amendment as of the date first set forth above.

                                     MEMBERS:

                                        THE MAPLE GAS DEVELOPMENT CORPORATION

                                        By:    /s/ REX W. CANON
                                           ------------------------------------
                                        Name:  Rex W. Canon
                                             ----------------------------------
                                        Title: Authorized Representative
                                              ---------------------------------
                                               /s/ REX W. CANON
                                        ---------------------------------------
                                        REX W. CANON
                                        Management Committee Representative for
                                        The Maple Gas Development Corporation

                                        P.I.D.C. AGUAYTIA, L.L.C.


                                        By:    /s/ JOHN T. SICKMAN
                                           ------------------------------------

                                        Name:  John T. Sickman
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------

                                               /s/ JOHN T. SICKMAN
                                        ---------------------------------------
                                        JOHN T. SICKMAN
                                        Management Committee Representative for
                                        P.I.D.C. Aguaytia, L.L.C.

                                        EPED AGUAYTIA COMPANY


                                        By:    /s/ JOHN R. CUNNINGHAM
                                           ------------------------------------

                                        Name:  John R. Cunningham
                                             ----------------------------------

                                        Title: Authorized Representative
                                              ---------------------------------

                                               /s/ JOHN R. CUNNINGHAM
                                        ---------------------------------------
                                        JOHN R. CUNNINGHAM
                                        Management Committee Representative for
                                        EPED Aguaytia Company

                                        IGC AGUAYTIA PARTNERS, L.L.C.


                                        By:    /s/ JON C. BANCKS
                                           ------------------------------------

                                        Name:  Jon C. Bancks
                                             ----------------------------------

                                        Title: Authorized Representative
                                              ---------------------------------

                                               /s/ JON C. BANCKS
                                        ---------------------------------------
                                        JON C. BANCKS
                                        Management Committee Representative for
                                        IGC Aguaytia Partners, L.L.C.

                                        SCUDDER LATIN AMERICAN POWER I-P, L.D.C.


                                        By:    /s/ J. SCOTT SWENSEN
                                           ------------------------------------

                                        Name:  J. Scott Swensen
                                             ----------------------------------

                                        Title: Land Portfolio Manager
                                              ---------------------------------

                                               /s/ J. SCOTT SWENSEN
                                        ---------------------------------------
                                        J. SCOTT SWENSEN
                                        Management Committee Representative for
                                        Scudder Latin American Power I-P, L.D.C.

                                        PMDC AGUAYTIA, LTD.

                                        By:    /s/ PAUL T. CHAMPAGNE
                                           ------------------------------------

                                        Name:  Paul T. Champagne
                                             ----------------------------------

                                        Title: Vice President
                                              ---------------------------------

                                               /s/ PAUL T. CHAMPAGNE
                                        ---------------------------------------
                                        PAUL T. CHAMPAGNE
                                        Management Committee Representative for
                                        PMDC Aguaytia, Ltd.

                                        AGUAYTIA ENERGY, LLC

                                        By:    /s/ REX W. CANON
                                           ------------------------------------
                                               Rex W. Canon
                                               Authorized Representative

                                        PERU ENERGY HOLDINGS, LLC

                                        By:    /s/ REX W. CANON
                                           ------------------------------------
                                               Rex W. Canon
                                               Authorized Representative

                                        AGUAYTIA ENERGY DEL PERU S.R. LTDA.

                                        By:    /s/ RAFAEL GUILLERMO FERREYROS
                                           ------------------------------------
                                               Rafael Guillermo Ferreyros
                                               Adjunct General Manager